UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                                   FORM 8-K
                                CURRENT REPORT
    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of report (Date of earliest event reported): June 24, 1996

                       CORPORATE RENAISSANCE GROUP, INC.
            (Exact name of registrant as specified in its charter)

                                   Delaware
                (State or other jurisdiction of incorporation)

                 05723210                          13-3701354
    (Commission File Number)           (IRS Employer Identification Number)

                          1185 Avenue of the Americas
                                  18th Floor
                           New York, New York 10036
                   (Address of principal executive offices)

      Registrant's telephone number, including area code:    212-730-2000


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Item 2.   Acquisition or Disposition of Assets.


      On June 24, 1996, Corporate Renaissance Group, Inc. (the "Company") sold approximately $4.456 million principal amount of senior secured bank debt (the "Bank Debt") of Wherehouse Entertainment, Inc. ("Wherehouse") to a private non-affiliated party (the "Buyer"). Wherehouse, based in Torrence, California, operates a chain of entertainment retail stores in the Western U.S. primarily under the name "The Wherehouse." Wherehouse and its parent have been operating under Chapter 11 bankruptcy protection since August 1993.

      The Bank Debt, which was acquired in August, 1995, was sold for a sales price of $2.23 million. The terms of the sale of the Bank Debt were arrived at through arm's-length negotiations with the Buyer.


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                                  SIGNATURES
      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              CORPORATE RENAISSANCE GROUP, INC.


Date: July 3, 1996            By:  /s/ Martin E. Winter
                                 _______________________________

                                 Martin E. Winter
                                 Secretary/Treasurer
                                 (Principal Financial and Accounting Officer)